EXHIBIT 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this Joint Filing Agreement is attached and have duly executed this Joint Filing Agreement as of October 22, 2025.

South Lake Management LLC

By:	/s/ Martín Abraham Guiloff Salvador
Name:	Martín Abraham Guiloff Salvador
Title:	Manager

By:	/s/ Luis Felipe Correa González
Name:	Luis Felipe Correa González
Title:	Manager

South Cone Investments Limited Partnership

By	South Lake Management LLC,
as General Partner

	By:	/s/ Martín Abraham Guiloff Salvador
	Name:	Martín Abraham Guiloff Salvador
	Title:	Manager

	By:	/s/ Luis Felipe Correa González
	Name:	Luis Felipe Correa González
	Title:	Manager

South Lake One LLC

By:	/s/ Martín Abraham Guiloff Salvador
Name:	Martín Abraham Guiloff Salvador
Title:	Manager

By:	/s/ Luis Felipe Correa González
Name:	Luis Felipe Correa González
Title:	Manager